UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2018

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 51915

Boston, MA 02205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.02 Unregistered Sale of Equity Securities.

On September 19, 2018 ET (which is September 20, 2018 AET), GI Dynamics, Inc. (the “Company”) announced that it had received commitments for a private placement of 347,222,250 fully paid CHESS Depositary Interests (“CDIs”) of the Company (representing 6,944,445 shares of common stock) at an issue price of A$0.020 per CDI to sophisticated and professional investors in Australia, the United States and the United Kingdom, consisting of U.S. and non-U.S. persons (as defined in Regulation S (“Regulation S”) of the Securities Act of 1933 (the “Securities Act”)) to raise approximately A$6.944 million (the “Private Placement”). The issue of CDIs under the Private Placement is expected to occur in two tranches. The first tranche closed on September 20, 2018 (US ET), pursuant to which the Company issued 150,000,000 CDIs (representing 3,000,000 shares of common stock) (the “Tranche 1 CDIs”). The second tranche, in which the Company expects to issue 197,222,250 CDIs (representing 3,944,445 shares of common stock), is subject to shareholder approval.

92,498,257 of the Tranche 1 CDIs were issued under the Company’s 15% placement capacity under Australian Securities Exchange (“ASX”) Listing Rule 7.1 and the remaining 57,501,743 of the Tranche 1 CDIs were issued under the Company’s additional 10% placement capacity under ASX Listing Rule 7.1A. All of the CDIs issued or expected to be issued in this Private Placement will rank equally in all respects with the Company’s CDIs on issue at the date of allotment.

The securities sold and to be sold in the Private Placement have not been registered under the Securities Act and have been issued or are to be issued, as applicable, under an exemption from the registration requirements of the Securities Act afforded by Rule 506 of Regulation D under the Securities Act with respect to purchasers who are U.S.-persons and Regulation S with respect to purchasers who are non-U.S. persons.

The press release issued by the Company announcing the Private Placement is attached as Exhibit 99.1 As a result of the closing of the first tranche of the Private Placement, (i) the conversion price in the Senior Secured Convertible Promissory Note issued to Crystal Amber Fund Limited on May 30, 2018 decreased from US$0.018 (not US $0.18 as inadvertently stated in the press release) to US $0.0144 (not US $0.144 as inadvertently stated in the press release), and (ii) the exercise price in the Warrant issued to Crystal Amber Fund Limited on May 30, 2018 decreased from US$0.018 (not US $0.18 as inadvertently stated in the press release) to US $0.0144 (not US $0.144 as inadvertently stated in the press release).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on September 19, 2018 (September 20, 2018 AET).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: September 24, 2018	/s/ Scott Schorer
Scott Schorer
President and Chief Executive Officer